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                                                                 EXHIBIT 3.1.2

                          CERTIFICATE OF AMENDMENT
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                                     OF
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                            AMENDED AND RESTATED
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                        CERTIFICATE OF INCORPORATION
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                                     OF
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                       PACIFIC GATEWAY EXCHANGE, INC.
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                  Adopted in accordance with the provisions
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                  of Section 242 of the General Corporation
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                        Law of the State of Delaware
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       I, Gail E. Granton, Secretary of PACIFIC GATEWAY EXCHANGE, INC., a
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corporation existing under the laws of the State of Delaware, do hereby certify
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as follows:
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  FIRST:  That the name of the corporation is Pacific Gateway Exchange, Inc.
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  SECOND:  That the first paragraph of Article III of the Amended and Restated
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Certificate of Incorporation of said Corporation has been amended in its
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entirety to read as follows:
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       "The Corporation is authorized to issue two classes of stock to be
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     designated, respectively, "Common Stock" and "Preferred Stock."  The total
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     number of shares which the Corporation is authorized to issue is Seventy-
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     Five Million (75,000,000) shares.  Seventy Million (70,000,000) shares
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     shall be Common Stock, $.0001 par value per share, and Five Million
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     (5,000,000) shares shall be Preferred Stock, $.0001  par value per share."
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       THIRD: That the foregoing amendment has been duly adopted in accordance
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with the General Corporation Law of the State of Delaware.
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       FOURTH: That the Board of Directors of the corporation duly adopted
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resolutions setting forth the foregoing amendment, declaring said amendment to
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be advisable and referring said amendment to the stockholders of the corporation
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for consideration thereof;
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     FIFTH: That the foregoing amendment has been duly approved and adopted in
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accordance with the provisions of the General Corporation Law of the State of
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Delaware by the majority vote of the holders of all outstanding shares entitled
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to vote thereon on.
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  IN WITNESS WHEREOF, I have signed this certificate this 19th day of June,
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1998.
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                                PACIFIC GATEWAY EXCHANGE, INC.
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                                By:
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                                Its: Secretary